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                                                                     EXHIBIT 5.1


 May 29, 1998





The Board of Directors of
United Security Bancorporation
9506 North Newport Highway
Spokane, Washington 99218-1200

        RE:    ISSUANCE OF SECURITIES BY UNITED SECURITY BANCORPORATION

Ladies and Gentlemen:

We are acting as counsel for United Security Bancorporation ("USBN"), a Washington corporation and bank holding company, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 470,000 shares of USBN common stock, no par value per share (the "Shares"), to be issued in accordance with the Agreement and Plan of Consolidation dated as of March 24, 1998 (the "Plan") between USBN and Grant National Bank (the "Bank"). A Registration Statement on Form S-4 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares pursuant to the Plan.

        In connection with the offering of the Shares, we have examined: (i) the Plan; (ii) the Registration Statement; and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of USBN or representations and warranties of USBN contained in the Plan.

        Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Plan, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Washington and will be fully paid and nonassessable.



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May 29, 1998
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        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.

                                            Very truly yours,

                                            GRAHAM & DUNN